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                                                                    EXHIBIT 23.3


            [MARSHALL, O'TOOLE, GERSTEIN, MURRAY & BORUN LETTERHEAD]


                                 March 21, 1997



        We hereby consent to be named as an expert in the "Legal Matters" and "Experts" section of the Registration Statement on Form S-3 filed with the Securities and Exchange Commission by Illinois Superconductor Corporation.


                                        Very truly yours,

                                        MARSHALL, O'TOOLE, GERSTEIN
                                        MURRAY & BORUN


                                   By:  /s/ Robert M. Gerstein
                                        ------------------------
                                        Robert M. Gerstein


RMG/mjm